Exhibit 10.1

FIRST AMENDMENT TO RESIN PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO RESIN PURCHASE AGREEMENT (“First Amendment”) is made and entered into as of the 17th day of August 2005, effective as of the 15th day of July 2005 (the “Effective Date”), by and between AOC, LLC (“Seller”) and INSITUFORM TECHNOLOGIES, INC. (“Buyer”).

Recitals of Fact

Seller and Buyer have entered into that certain Resin Purchase Agreement (the “Agreement”), dated March 29, 2005, concerning the sale by Seller and the purchase by Buyer of certain resins for use in Buyer’s manufacturing process.

The parties have agreed to modify the Agreement in certain respects, and the parties desire to set forth such agreement in writing.

NOW, THEREFORE, for good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       As of the Effective Date, Section 2 of the Agreement is amended by adding the following sentence to the end of Section 2.2:

Notwithstanding the foregoing, Seller agrees to sell and deliver, and Buyer agrees to purchase and accept, during each Contract Year of the term hereof, for internal consumption and not for resale, one hundred percent (100%) of Products required by Buyer and Third Party Designees to fulfill commercial Insituform product installation work in [REDACTED] (each, a “Committed Location”).

2.       As of the Effective Date, Section 6 of the Agreement is amended by adding the following:

6.6    Freight to Committed Locations. Seller and Buyer agree that the freight costs for the shipment of Products required by Buyer and Third Party Designees to fulfill commercial Insituform product installation work at the Committed Locations shall be calculated as follows:

a.
For the period from July 15, 2005 through July 14, 2006, the freight cost per pound of Product to a Committed Location shall equal (A) the then Current Freight Cost (as hereinafter defined) per pound of Product to such Committed Location using Traditional Routing (as hereinafter defined) less (B) twenty-five percent (25%) of the Freight Savings (as hereinafter defined).

b.
For the period from July 15, 2006 through July 14, 2007, the freight cost per pound of Product to a Committed Location shall equal (A) the then Current Freight Cost per pound of Product to such Committed Location using Traditional Routing less (B) fifty percent (50%) of the Freight Savings.

c.
For the period from July 15, 2007 through December 31, 2007, the freight cost per pound of Product to a Committed Location shall equal (A) the then Current Freight Cost per pound of Product to such Committed Location using Traditional Routing less (B) seventy-five percent (75%) of the Freight Savings.

d.
If and in the event this Agreement remains in effect after December 31, 2007, for the period from January 1, 2008 through July 14, 2008, the freight cost per pound of Product to a Committed Location shall equal (A) the then Current Freight Cost per pound of Product to such Committed Location using Traditional Routing less (B) seventy-five percent (75%) of the Freight Savings. For periods beginning on or after July 15, 2008, the freight cost per pound of Product to a Committed Location shall equal the then Current Freight Cost per pound of Product from the Seller’s Collierville, Tennessee facility to a respective Committed Location (or from such other Seller facility that may be closer to the Committed Location, whichever is less).

For purposes of this Section 6.6, Freight Savings shall mean and be equal to (A) the then Current Freight Cost per pound of Product to a Committed Location from Seller’s facility using Traditional Routing less (B) the then Current Freight Cost per pound of Product to the same Committed Location from the Seller’s Collierville, Tennessee facility; provided, however, in the event the Freight Savings calculated in accordance with this sentence is an amount less than zero, the Freight Savings shall be zero.

Current Freight Cost shall mean the then current freight cost per pound of Product to ship the purchased Product from the Seller’s designated facility using Traditional Routing or from Seller’s Collierville, Tennessee facility, as the case may be, to the Committed Location, such freight cost as determined by the most recent quarterly price quote received from Seller’s then current carrier, said quote being updated each quarter.

Traditional Routing shall be defined as follows:

a.	For [REDACTED] the traditional route is from (1) Seller’s Lakeland, Florida facility to (2) the respective Committed Location.

b.	For [REDACTED] the traditional route is from (1) Seller’s Collierville, Tennessee facility to (2) Seller’s chill and fill subcontractor in Saint Louis, Missouri to (3) [REDACTED].

3.	[REDACTED].

4.    Except as modified and amended hereby, the Agreement shall remain in full force and effect.

5.    This First Amendment may be executed in a number of identical counterparts which, taken together, shall constitute collectively one (1) agreement.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE
TO
FIRST AMENDMENT TO RESIN PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their duly authorized representatives as of the day and year first above written.

INSITUFORM TECHNOLOGIES, INC.

By: /s/ David F. Morris
Title: Vice President
Name: David F. Morris

AOC, LLC

By: /s/ John A. Roesle
Title: Vice President
Name: John A. Roesle